Exhibit 99.1

FOR IMMEDIATE RELEASE

Global Net Lease to Present at NAREIT’s REITWeek 2015

New York, New York, June 2, 2015 – Global Net Lease, Inc. (“GNL”) (NYSE: GNL) announced today that Scott Bowman, Chief Executive Officer, Patrick Goulding, Chief Financial Officer, and Andrew Winer, President and Chief Investment Officer, are scheduled to present at REITWeek 2015: NAREIT's Investor Forum®, which will be held in New York, NY at the New York Hilton Midtown from June 9-11, 2015. GNL's presentation will take place on Tuesday, June 9, 2015 at 3:45 PM ET.

A live audio webcast of the presentation will be available on GNL’s website. Details on accessing the webcast can be found below.

Webcast Details

Date: Tuesday, June 9, 2015

Time: 3:45 PM ET

Webcast Link: GNL REITWEEK 2015

The webcast will be available to view at www.globalnetlease.com for 90 days following the live presentation.

About Global Net Lease, Inc.

Global Net Lease, Inc. is a NYSE-listed, Maryland real estate investment trust (REIT) focused on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical income producing net-leased assets across Western Europe and the United States. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions indicate a forward-looking statement, although not all forward-looking statements include these words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of GNL’s Annual Report on Form 10-K filed on April 3, 2015. Further, forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts

Media Inquiries:	Investor Inquiries:
Anthony J. DeFazio SVP of Public Relations DDCworks tdefazio@ddcworks.com Ph: (484-342-3600)	Andrew G. Backman Managing Director Investor & Public Relations abackman@arlcap.com Ph: (212-415-6500)	Scott J. Bowman Chief Executive Officer Global Net Lease, Inc. sbowman@globalnetlease.com Ph: (212-415-6500)